UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2017

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	0-26224	51-0317849
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

311 Enterprise Drive
Plainsboro, NJ 08536
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (609) 275-0500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 2.01. Completion of Acquisition or Disposition of Assets.

This Current Report on Form 8-K/A amends and supplements the Current Report on Form 8-K filed by Integra LifeSciences Holdings Corporation (the “Company” or “ILS Holdings”) on October 2, 2017 (the “Initial Form 8-K”) to include special purpose combined financial statements and pro forma financial information permitted pursuant to Item 9.01 of Form 8-K to be excluded from the Initial Form 8-K and filed by amendment to the Initial Form 8-K no later than 71 days after the date the Initial Form 8-K was required to be filed. The special purpose combined financial statements of the Codman Neurosurgery Business (as defined below), represent the business acquired by Company.

As previously announced, on May 11, 2017, the Company, entered into an asset purchase agreement (the “Purchase Agreement”) with DePuy Synthes, Inc., a Delaware corporation (“DePuy Synthes”) and a wholly-owned subsidiary of Johnson & Johnson, pursuant to which the Company agreed to acquire certain assets, and assume certain liabilities, of Johnson & Johnson’s Codman neurosurgery business (the “Codman Neurosurgery Business”) for a total purchase price of $1.045 billion.

On October 2, 2017, upon the terms and subject to the conditions set forth in the Purchase Agreement, the acquisition was completed. Under the terms of the Purchase Agreement, the Company paid an aggregate purchase price of $1.014 billion, subject to adjustments set forth in the Purchase Agreement relating to the book value of inventory transferred to the Company at the closing of the acquisition. The Company also recognized a liability related to a deferred payment for inventory transferred to the Company at the close of the acquisition.

To facilitate the acquisition of the Codman Neurosurgery Business, the Company identified certain assets and liabilities related to the Company's intracranial pressure monitoring and United States (“U.S.”) fixed pressure valve shunt system businesses along with certain assets related to the Codman Neurosurgery Business' U.S. dural graft implants, external ventricular drainage catheter and cerebrospinal fluid collection systems businesses that the Company purchased from DePuy Synthes (the “Divested Assets”), for divestment.

On September 8, 2017, the Company and certain of its subsidiaries entered into an asset purchase agreement (the “Divestiture Agreement”) with Natus Medical Incorporated (“Natus”), pursuant to which the Company agreed to sell the Divested Assets (the "Divestiture") to Natus. The Divestiture Agreement was entered into in connection with the review of the Company's acquisition of the Codman Neurosurgery Business by the Federal Trade Commission and the antitrust authority of Spain. On October 6, 2017, the Company completed the Divestiture and Natus paid an aggregate purchase price of $46.4 million.

The foregoing descriptions of the Purchase Agreement and the Divestiture Agreement are not complete and are subject to and qualified in their entirety by reference to the full text of the Purchase Agreement, which was filed as Exhibit 2.1 to the Current Report of Form 8-K filed by the Company with the Securities and Exchange Commission (“SEC”) on May 15, 2017, and the Divestiture Agreement, which was filed as Exhibit 2.1 to the Company's Quarterly Report on Form 10-Q filed with the SEC on October 26, 2017.

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Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

Special Purpose Combined Financial Statements of the Codman Neurosurgery Business, which comprise the special purpose combined statements of assets and liabilities assumed as of January 1, 2017 and January 3, 2016, and the related special purpose combined statements of revenue and direct expenses for the years ended January 1, 2017, January 3, 2016 and December 28, 2014, with Report of Independent Auditors

Special Purpose Combined Financial Statements (Unaudited) of the Codman Neurosurgery Business, which comprise the special purpose combined statements of assets and liabilities assumed as of July 2, 2017, and the related special purpose combined statements of revenue and direct expenses for the three and six months ended July 2, 2017 and July 3, 2016

(b) Unaudited Pro Forma Financial Information

Unaudited Pro Forma Condensed Combined Balance Sheet of ILS Holdings and the Codman Neurosurgery Business as of June 30, 2017

Unaudited Pro Forma Condensed Combined Statements of Operations of ILS Holdings and the Codman Neurosurgery Business for the year ended December 31, 2016.

Unaudited Pro Forma Condensed Combined Statements of Operations of ILS Holdings and the Codman Neurosurgery Business for six months ended June 30, 2017.

Notes to Unaudited Pro Forma Condensed Combined Financial Information of ILS Holdings and the Codman Neurosurgery Business.

(d) Exhibits

2.1 Asset Purchase Agreement, dated as of February 14, 2017, between DePuy Synthes and the Company*

2.2	Asset Purchase agreement, dated September 8, 2017, between the Company and certain of its subsidiaries and Natus Medical Incorporated*

23.1	Consent of Independent Accountants

* Previously filed.

ITEM 9.01 (a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED

Codman Neurosurgery
Special Purpose Combined Financial Statements
January 1, 2017 and January 3, 2016

Codman Neurosurgery
Index    Page(s)
Report of Independent Auditors    1-2
Special Purpose Combined Financial Statements
Statements of Assets Acquired and Liabilities Assumed
January 1, 2017 and January 3, 2016     3
Statements of Revenues and Direct Expenses
Fiscal Years Ended January 1, 2017, January 3, 2016 and December 28, 2014 4
Notes to Special Purpose Combined Financial Statements 5-14

Report of Independent Auditors
To the Management of
DePuy Synthes, Inc.
We have audited the accompanying special purpose combined financial statements of the Codman Neurosurgery business of DePuy Synthes, Inc., a subsidiary of Johnson & Johnson, which comprise the special purpose combined statements of assets acquired and liabilities assumed as of January 1, 2017 and January 3, 2016, and the related special purpose combined statements of revenues and direct expenses for the years ended January 1, 2017, January 3, 2016 and December 28, 2014.
Management's Responsibility for the Special Purpose Combined Financial Statements
Management is responsible for the preparation and fair presentation of the special purpose combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of special purpose combined financial statements that are free from material misstatement, whether due to fraud or error.
Auditors' Responsibility
Our responsibility is to express an opinion on the special purpose combined financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the special purpose combined financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the special purpose combined financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the special purpose combined financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company's preparation and fair presentation of the special purpose combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the special purpose combined financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the special purpose combined financial statements referred to above present fairly, in all material respects, the assets acquired and liabilities assumed of the Codman Neurosurgery business of DePuy Synthes, Inc., a subsidiary of Johnson & Johnson, as of January 1, 2017 and January 3, 2016, and the results of its revenues and direct expenses for the years ended January 1, 2017, January 3, 2016 and December 28, 2014 in accordance with accounting principles generally accepted in the United States of America.

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Emphasis of Matter
The accompanying special purpose combined financial statements were prepared in connection with Johnson & Johnson's divesture of the Codman Neurosurgery business of DePuy Synthes, Inc., a subsidiary of Johnson & Johnson and, as described in Note 2, were prepared in accordance with an SEC waiver received by the buyer, for the purpose of the buyer complying with Rule 3-05 of the Securities and Exchange Commission's Regulation S-X. These special purpose combined financial statements are not intended to be a complete presentation of the financial position, results of operations or cash flows of the Codman Neurosurgery business of DePuy Synthes, Inc. Our opinion is not modified with respect to this matter.

/s/ PricewaterhouseCoopers LLP
Florham Park, New Jersey
June 29, 2017

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Codman Neurosurgery
Special Purpose Combined Statements of Assets Acquired and Liabilities Assumed January 1, 2017 and January 3, 2016

(dollars in thousands)	January 1, 2017	January 3, 2016
Current assets
Inventories	$54,921	$64,448
Total current assets	54,921	64,448
Property, plant and equipment, net	32,478	18,817
Intangible assets, net	82	115
Total assets acquired	$87,481	$83,380

Liability
Accrued employee obligation	$1,060	$945
Total liability assumed	$1,060	$945

The accompanying notes are an integral part of these special purpose combined financial statements.

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Codman Neurosurgery
Special Purpose Combined Statements of Revenues and Direct Expenses Fiscal Years Ended January 1, 2017, January 3, 2016 and December 28, 2014

(dollars in thousands)	Year ended January 1, 2017	Year ended January 3, 2016	Year ended December 28, 2014
Revenues, net	$371,479	$356,054	$368,174
Direct and allocated expenses
Cost of revenue	145,405	138,378	139,174
Selling and marketing	76,510	80,528	86,236
Distribution	12,279	11,993	12,361
General and administrative	21,755	22,023	23,811
Research and development	21,658	19,416	20,839
Other (income) expense, net	(1,244)	2,808	(292)
Total direct and allocated expenses	276,363	275,146	282,129
Revenue, net in excess of direct and allocated expenses	$95,116	$80,908	$86,045
The accompanying notes are an integral part of these special purpose combined financial statements.

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Codman Neurosurgery
Notes to Special Purpose Combined Financial Statements
January 1, 2017 and January 3, 2016
(dollars in thousands unless otherwise noted)
1.Background
DePuy Synthes, Inc. ("DePuy"), a Delaware corporation, has agreed to divest certain assets associated with the manufacture, marketing, distribution and sale of its worldwide neurosurgery business ("CNS" or the "Business"). DePuy is a wholly owned subsidiary of Johnson & Johnson (the "Parent" and, together with its subsidiaries, the "Company").
The Business being divested engages in the development, manufacturing and marketing of hydrocephalus valves, neuro critical care monitors and intracranial probes, electrosurgery forceps, neuro closure kits (without plating) and neuro disposable accessories.
On February 14, 2017, DePuy entered into a Binding Offer Letter and in May 2017 entered into an Asset Purchase Agreement with Integra LifeSciences Holdings Corporation, a Delaware Corporation (the "Buyer"), providing for the sale of the Business for an approximate purchase price of $1.045 billion. The sale of the Business includes inventory, property, plant and equipment primarily located at the Company's manufacturing facilities at Raynham, Massachusetts and Le Locle, Switzerland. The sale of the Business also includes trademarks, patents and intellectual property related to the Business and certain employee obligations that will be assumed by the Buyer. In connection with the Asset Purchase Agreement, DePuy and the Buyer have agreed to enter into, on closing of the transaction, a transition services agreement and a manufacturing services agreement.
2.Basis of Presentation
These Special Purpose Combined Statements of Assets Acquired and Liabilities Assumed as of January 1, 2017 and January 3, 2016, and the related Special Purpose Combined Statements of Revenues and Direct Expenses for the fiscal years ended January 1, 2017, January 3, 2016 and December 28, 2014, are derived from the historical accounting records of DePuy and certain of its affiliates and only present the assets acquired and liabilities assumed and the revenues and direct expenses, including certain allocated expenses, of the Business. It is impracticable to prepare complete financial statements related to the Business as it was not a separate legal entity of the Company and was never operated as a standalone business, division or subsidiary. The Company has never prepared full stand-alone or full carve-out financial statements for the Business and has never maintained the distinct and separate accounts necessary to prepare such financial statements.
These Special Purpose Combined Financial Statements have been prepared to reflect the assets acquired and liabilities assumed by the Buyer in accordance with a waiver obtained by the Buyer from the Securities and Exchange Commission ("SEC Waiver") and include all costs directly associated with producing revenues, including a reasonable allocation of direct expenses, and exclude costs not directly involved in the revenue producing activity, such as corporate overhead unrelated to the operational activities, interest and income tax. Therefore, these Special Purpose Combined Financial Statements are not intended to be a complete presentation of the financial position, results of operations or cash flows of the Business in conformity with accounting principles generally accepted in the United States of America. The operations of the Business rely, to varying degrees, on DePuy and certain of its affiliates for marketing, sales order processing, billing, collection, procurement, customer service, manufacturing, warehousing and distribution, information technology, insurance, human resources, accounting, regulatory, treasury, legal support, and other administrative services, and these expenses have been allocated in these Special Purpose Combined Statements of Revenues and Direct Expenses. These Special Purpose Combined Financial Statements are not indicative of the financial condition or results of operations of the Business on a stand-alone basis, because of the reliance of the Business on DePuy, the Parent and certain of their affiliates.

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Codman Neurosurgery
Notes to Special Purpose Combined Financial Statements
January 1, 2017 and January 3, 2016
(dollars in thousands unless otherwise noted)
These Special Purpose Combined Statements of Assets Acquired and Liabilities Assumed include inventories, property, plant and equipment, intangible assets and accrued employee obligations.
The operations of the Business are included in the consolidated federal income tax return of the Parent, to the extent appropriate, and are included in the foreign, state and local returns of certain other affiliates of the Parent. A provision for income taxes has not been presented in these Special Purpose Combined Financial Statements as the Business has not operated as a stand-alone unit and no allocation of income tax provision/benefit has been made to the Business.
During the fiscal years ended January 1, 2017, January 3, 2016 and December 28, 2014, the Business' financing requirements were provided by the Company, and cash generated by the Business was swept to the Company. As the Business has historically been managed as part of the operations of DePuy and certain of its affiliates and has not been operated as a stand-alone entity, it is not practical to prepare historical cash flow information regarding the Business' operating, investing, and financing cash flows. As such, and in accordance with the SEC Waiver, statements of cash flows are not presented in these Special Purpose Combined Financial Statements.
3.    Allocation of Certain Direct Costs and Expenses
Certain costs and expenses presented in the Special Purpose Combined Financial Statements have been allocated by the Company to the Business based on a specific identification basis or, when specific identification is not practicable, a proportional cost allocation method (primarily based upon revenues or headcount), depending on the nature of the services rendered. The Business considers that such allocations have been made on a reasonable basis but may not necessarily be indicative of the costs that would have been incurred if the Business had been operated on a stand-alone basis for the fiscal years presented.
These Special Purpose Combined Financial Statements reflect a consistent application of methodology for each reporting period presented. Allocations of corporate overhead cost from the Company unrelated to the operations of the Business have been excluded from these Special Purpose Combined Financial Statements for all periods presented.
Cost of revenue, distribution, selling and marketing, general and administrative and research and development primarily include allocations for indirect overhead incurred by the Company on behalf of the Business, primarily related to compensation for employees, outside services and shared services incurred. General and administrative costs include functions such as finance, information technology, human resources, legal, DePuy management and other administrative charges. The amounts allocated to the Business by the Company and included in the Special Purpose Combined Statements of Revenues and Direct Expenses for the fiscal years presented are as follows:

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Codman Neurosurgery
Notes to Special Purpose Combined Financial Statements
January 1, 2017 and January 3, 2016
(dollars in thousands unless otherwise noted)

	Year Ended January 1, 2017	Year Ended January 3, 2016	Year Ended December 28, 2014
Cost of revenue	$23,185	$22,731	$22,483
Selling and marketing	14,379	15,913	17,161
Distribution	8,789	9,283	9,717
General and administrative	16,947	16,182	16,750
Research and development	4,409	4,593	5,929
Total allocated expenses	$67,709	$68,702	$72,040

There was no direct interest expense incurred by or allocated to the Business, therefore, no interest expense has been reflected in the Special Purpose Combined Financial Statements.
Costs incurred by the Company related to the divestiture of the Business have not been included in these Special Purpose Combined Financial Statements. These costs comprise of employee related costs, audit fees, consultancy fees and other costs solely related to the divestiture of the Business.
4.    Summary of Significant Accounting Policies
Annual Closing Date
The Business follows the concept of a fiscal year, which ends on the Sunday nearest to the end of the month of December. The 2016 and 2014 fiscal years consist of 52 weeks, but every five or six years the fiscal year consists of 53 weeks, as was the case in fiscal year 2015. The estimated increase in Revenues, net due to the additional week in fiscal year 2015 was less than 2%; however, with the corresponding increase in operating costs, the impact on Revenues in excess of direct expenses was negligible.
Principles of Combination
The accompanying Special Purpose Combined Financial Statements include the results allocated to the Business from DePuy, the Parent and certain of their affiliates. All intercompany accounts and transactions have been eliminated. Refer to Note 11 for transactions with related entities that have been included in these Special Purpose Combined Financial Statements.
Use of Estimates
The preparation of these Special Purpose Combined Financial Statements in conformity with accounting principles generally accepted in the United States of America requires the Business to make certain estimates and assumptions that affect the amounts reported. These estimates and associated assumptions are based on historical experience, complex judgments and various other factors that are believed to be reasonable under the circumstances but are inherently uncertain and unpredictable. These estimates and underlying assumptions can impact all elements of these Special Purpose Combined Financial Statements, including but not limited to, allocations of costs and expenses from the Company, accounting for deductions from revenue (e.g., rebates, sales discounts, allowances and incentives), inventory valuation and inventory reserves. Actual results may differ from these estimates. Also, as discussed in Note 3, these Special Purpose Combined Financial Statements include allocations and estimates that are not necessarily indicative of the amounts that would have resulted if the Business had been operated as a stand-alone entity.

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Codman Neurosurgery
Notes to Special Purpose Combined Financial Statements
January 1, 2017 and January 3, 2016
(dollars in thousands unless otherwise noted)
Inventories
Inventories are stated at the lower of cost or net realizable value (the estimated selling price less any costs of completion or distribution) determined by the first-in, first-out method and adjusted for reserves for slow moving, excess and obsolete inventory.
Property, Plant and Equipment and Depreciation
Property, plant, and equipment consist primarily of equipment used in the manufacturing of the products. Property, plant, and equipment are stated at historical cost. Expenditures for maintenance and repairs are charged to expense as incurred, while the costs of significant improvements are capitalized.
Depreciation expense is recorded on a straight-line basis over the estimated useful lives of the assets, which are as follows:
Asset Type    Useful Life
Leasehold improvements    Up to 10 years
Building and building equipment    7-30 years
Machinery and equipment    2-8 years
Upon retirement or other disposal of property, plant and equipment, the cost and related accumulated depreciation are eliminated from their respective accounts. The difference, if any, between the net asset value and the proceeds from disposal is included in Other (income) expense, net.
Long-lived assets are assessed for recoverability using undiscounted cash flows. When certain events or changes in operating or economic conditions occur, an impairment assessment is performed on the recoverability of the carrying value of these assets. If the asset is determined to be impaired, the loss is measured based on the difference between the asset's fair value and its carrying value. If quoted market prices are not available, the fair value is estimated using a discounted value of estimated future cash flows. For the fiscal years ended January 1, 2017, January 3, 2016 and December 28, 2014, no impairment loss was recognized.
Intangible Assets
Intangible assets with finite lives are amortized over their useful lives. Annually, or when certain events or changes in operating or economic conditions occur, an impairment assessment is performed on the recoverability of the carrying value of the assets. If the asset is determined to be impaired, the loss is measured based on the difference between the asset's fair value and its carrying value. For the fiscal years ended January 1, 2017, January 3, 2016 and December 28, 2014, no impairment loss was recognized.
Revenue Recognition
The Business recognizes revenue from product sales when the goods are shipped or delivered and title and risk of loss has been passed to the customer. Provision for rebates, returns, and incentives are accounted for as reductions in revenues in the same period the related revenues are recognized. The impact of these provisions on revenues was $20,139, $19,194 and $20,287 for the fiscal years ended January 1, 2017, January 3, 2016 and December 28, 2014, respectively. The Business does not include on-invoice discounts within the provisions above.

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Codman Neurosurgery
Notes to Special Purpose Combined Financial Statements
January 1, 2017 and January 3, 2016
(dollars in thousands unless otherwise noted)
Product discounts granted are based on the terms of arrangements with direct, indirect and other market participants, as well as market conditions, including prices charged by competitors. Rebates, which are generally given to customers that meet contractual performance and volume commitments, are estimated based on contractual terms, historical experience, trend analysis and projected market conditions in the various markets served. Market conditions are evaluated primarily through the analysis of market research data and internally generated information. Sales returns are generally estimated and recorded based on historical sales and returns information.
During the fiscal year ended January 1, 2017, a competitor of the Business reached a definitive agreement to acquire Synergetics USA, Inc.'s neuro portfolio, which includes products for which the Business had distribution agreements through December 31, 2016. Distribution agreements for certain markets, primarily the United States of America ("U.S."), were not renewed. Revenue associated with these products in the U.S. was $34,376, $31,733 and $24,680 for the years ending January 1, 2017, January 3, 2016 and December 28, 2014, respectively.
Medical Device Excise Tax
Under the provisions of the Patient Protection and Affordable Care Act, and the Health Care and Education Reconciliation Act of 2010, beginning in 2013, the Business began paying a tax deductible 2.3% excise tax imposed on the sale of certain medical devices in the U.S. Effective January 1, 2016, a two year moratorium was imposed on the taxes of new medical device sales. The excise tax expense recognized in the fiscal years ended January 1, 2017, January 3, 2016 and December 28, 2014, was approximately $374, $1,975 and $2,736, respectively, and is recorded in "Cost of revenue" in these Special Purpose Combined Statements of Revenues and Direct Expenses.
Shipping and Handling
Shipping and handling costs incurred were $12,279, $11,993 and $12,361 for the fiscal years ended January 1, 2017, January 3, 2016 and December 28, 2014, respectively, and are represented as "Distribution" expenses in these Special Purpose Combined Statements of Revenues and Direct Expenses.
Research and Development ("R&D")
R&D expenses are expensed as incurred. The Business has internal R&D and third party arrangements. Upfront and milestone payments made to third parties in connection with R&D collaborations are expensed as incurred up to the point of regulatory approval.
Advertising
Costs associated with advertising are expensed in the fiscal year incurred and are included in "Selling and Marketing" on these Combined Statements of Revenues and Direct Expenses. Such expenses were $2,877, $2,459 and $2,232 for the fiscal years ended January 1, 2017, January 3, 2016 and December 28, 2014, respectively.
Foreign Currency
All foreign currency transactions are initially measured and recorded in the functional currency at the date of the transaction.

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Codman Neurosurgery
Notes to Special Purpose Combined Financial Statements
January 1, 2017 and January 3, 2016
(dollars in thousands unless otherwise noted)
Foreign currency denominated monetary assets and liabilities are remeasured at exchange rates in effect at each period end and such remeasurement gains and losses are included within Other (income) expense, net. For the fiscal years ended January 1, 2017, January 3, 2016 and December 28, 2014, the Business recognized net loss of $804, net loss of $1,063 and net gain of $2,185, respectively.
The Company translates the functional currency financial information of non-U.S. operations into U.S. Dollars, the Business' reporting currency, using the period end exchange rate for assets acquired and liabilities assumed and average exchange rates for revenues and direct and allocated expenses.
Stock Based Compensation
Certain eligible employees of the Business have been awarded stock option grant or restricted stock units under the Company's stock option plans. These stock options and restricted stock grants are accounted for under the fair value method of equity-based compensation accounting principles and have been recognized in these Special Purpose Combined Financial Statements. Stock based compensation expense recognized was $1,395, $1,446 and $1,333 for the fiscal years ended January 1, 2017, January 3, 2016 and December 28, 2014, respectively. Certain eligible employees of the Business also participated in various other Company benefit plans, as described in Notes 9 and 10.
Concentration
The Business did not have a customer that represented 10% or more of Revenues for the fiscal years presented.
Severance
The Business incurred severance expense, primarily from restructuring related activities, of $2,525, $550 and $522 in the fiscal years ended January 1, 2017, January 3, 2016 and December 28, 2014, respectively, which are included in these Special Purpose Combined Statements of Revenues and Direct Expenses.
Commitments and Contingencies
The Business has lease agreements primarily for production and lab facilities in Switzerland. The Business incurred direct rent expense of $1,083, $1,282 and $1,438 during the fiscal years ended January 1, 2017, January 3, 2016 and December 28, 2014, respectively.
The Business does not have any other significant direct operating lease commitments. The Business receives indirect allocations of facility and other lease expenses from the Company as described in Note 3.
As of January 1, 2017, minimum lease payments remaining under operating leases total $429 and all lease contracts expire in June 2017. The Business renewed its primary lease for production and lab facilities in Switzerland in March 2017 for an additional five-year period which expires in June 2022 and with minimum lease payments of $4.3 million.

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Codman Neurosurgery
Notes to Special Purpose Combined Financial Statements
January 1, 2017 and January 3, 2016
(dollars in thousands unless otherwise noted)
The Business' other principal contractual obligations include agreements to purchase an estimated amount of goods, including raw materials, or services in the normal course of business. Such contractual obligations, to the extent fixed and determinable, aggregate to $16.8 million as of January 1, 2017.
For the fiscal years ended January 1, 2017, January 3, 2016 and December 28, 2014, third-party royalty expenses related to product sales are included in "Cost of revenue" in these Special Purpose Combined Statements of Revenues and Direct Expenses in the amounts of $4,378, $3,889 and $3,294, respectively.
5.Inventories
As of January 1, 2017 and January 3, 2016, inventories were comprised of

	January 1, 2017	January 3, 2016
Raw Materials	$11,498	$9,915
Work in process	11,461	11,089
Finished goods	31,962	43,444
Total inventories	$54,921	$64,448
6.    Property, Plant and Equipment

	January 1, 2017	January 3, 2016
Buildings and building equipment	$1,263	$1,223
Machinery and equipment	44,884	43,191
Leasehold improvements	6,002	5,601
Construction in progress	22,082	8,814
Total property, plant and equipment	74,231	58,829
Less: accumulated depreciation	(41,753)	(40,012)
Total property, plant and equipment net	$32,478	$18,817
The increase in construction in progress as of January 1, 2017 compared to January 3, 2016 is primarily related to expenditures on machinery and equipment by the Business for purposes of manufacturing certain product lines previously sourced from third party manufacturers, commencing in the first quarter of 2017.
Depreciation expense incurred for the fiscal years ended January 1, 2017, January 3, 2016 and December 28, 2014 was $10,278, $9,239 and $9,505 respectively. Direct depreciation expense related to the property, plant and equipment acquired was $4,273, $5,177 and $5,759 for the fiscal years ended January 1, 2017, January 3, 2016 and December 28, 2014, respectively. Additionally, depreciation expense also includes $6,005, $4,062 and $3,746 of indirect depreciation for the fiscal years ended January 1, 2017, January 3, 2016 and December 28, 2014, respectively, for other property, plant and equipment related to the Business, which are not being sold to the Buyer.

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Codman Neurosurgery
Notes to Special Purpose Combined Financial Statements
January 1, 2017 and January 3, 2016
(dollars in thousands unless otherwise noted)
7.Financial Instruments
Certain affiliates of DePuy that support the Business enter into forward foreign currency exchange contracts on behalf of the Business to minimize the foreign currency exposure related to forecasted inventory purchases. These contracts have been designated as cash flow hedges in accordance with the appropriate accounting guidance. The terms of these contracts are generally one to two years. In accordance with the Company's accounting practice, contracts are marked to fair value on a quarterly basis based upon the difference between the contract rate and the forward rate for the remaining portion of the contract. The Business recognizes its portion of the net allocated gains and losses when the amounts are reclassified to earnings, which is at the time the inventory is sold to the customer and the cost of revenue is recognized. The gains and losses relating to these contracts have been included in cost of revenue and allocated to the Business based on the amount of forecasted purchases for the Business as a percentage of the total for that affiliate. For the fiscal years ended January 1, 2017, January 3, 2016 and December 28, 2014, the Business recognized a net gain of $1,817, $5,483 and $1,607, respectively.
Certain affiliates of DePuy that support the Business also enter into forward currency exchange contracts to offset the foreign currency exposure related to the settlement of intercompany payables and receivables of the Business. The Company has not elected hedge accounting for these transactions. The net allocated gains and losses related to these contracts are recognized within Other (income) expense, net. For the fiscal years ended January 1, 2017, January 3, 2016 and December 28, 2014, the Business recognized a net gain of $2,370, a net loss of $767 and a net loss of $1,445, respectively.
8.Intangible Assets, Net
As of January 1, 2017 and January 3, 2016 the gross and net amounts of intangible assets were:

	January 1, 2017	January 3, 2016
Gross intangibles	$770	$1,370
Less: accumulated amortization	(688)	(1,255)
Total intangible assets, net	$82	$115
Intangible assets are primarily related to licenses and distribution rights. The amortization expense was $33, $61 and $146 for the fiscal years ended January 1, 2017, January 3, 2016 and December 28, 2014, respectively, and was included in cost of revenue in these Special Purpose Combined Statements of Revenues and Direct Expenses. In 2016, the Business removed a fully amortized intangible asset with an original cost basis of $600.
9.Employee benefits
These Special Purpose Combined Statements of Revenues and Direct Expenses include certain employee benefit expenses. These benefits include medical, dental, comprehensive and preventive for active employees, group life insurance and employer match pursuant to the U.S. 401(k) savings plan. These are managed on a centralized basis by the Company and are calculated using charge-out rates for these benefits. The costs and charge-out rates are determined annually by the Company for allocation purposes among its affiliates. Charge-out rates are based on a budgeted rate, which have been adjusted to actual amounts in these Special Purpose Combined Statements of Revenues and Direct Expenses.

12

Codman Neurosurgery
Notes to Special Purpose Combined Financial Statements
January 1, 2017 and January 3, 2016
(dollars in thousands unless otherwise noted)
These Special Purpose Combined Statements of Assets Acquired and Liabilities Assumed include certain employee benefit obligations which cannot be settled upon closing of the transaction under applicable law. Per the terms of the Asset Purchase Agreement, such obligations will transfer to the Buyer and the Seller will reimburse the Buyer for the actual costs of settling such obligations subsequent to closing of the transaction. These liabilities are presented as "Accrued employee obligations" in these Special Purpose Combined Statements of Assets Acquired and Liabilities Assumed.
For the fiscal years ended January 1, 2017, January 3, 2016 and December 28, 2014, $7,223, $7,731
and $8,294, respectively, of employee benefit expenses are included within these Special Purpose Combined Statements of Revenues and Direct Expenses.
10.Pensions and Other Benefit Plans
Certain of the Business' employees are participants in various defined benefit pension plans as well as post-retirement plans administered and sponsored by the Parent. Benefits under the plans are based primarily on years of service and employees' compensation. Pension entitlements are funded by contributions by the Parent to a separately administered pension fund. The Parent allocates costs associated with the pension plans to the Business on the basis of pensionable earnings.
Where required by applicable law, certain pension and other defined benefit plan liabilities will be assumed by the Buyer. Per the terms of the Asset Purchase Agreement, associated plan assets related to these transferring employees will also transfer to the Buyer.
The Business accounted for these plans on a multi-employer basis, and as a result, the assets and liabilities related to these plans are not reflected in the Special Purpose Combined Financial Statements.
The Business' total costs reflected in in these Special Purpose Combined Financial Statements related to the Parent's pension and post-retirement plans for the fiscal years ended January 1, 2017, January 3, 2016 and December 28, 2014 were approximately $3,890, $7,849 and $8,885, respectively.
11.Related Parties
CMW Laboratories ("CMW") is a DePuy affiliate based in Blackpool, United Kingdom and does not form part of the Business. Purchases by the Business from CMW for the fiscal years ended January 1, 2017, January 3, 2016 and December 28, 2014, were $634, $1,463 and $982, respectively.
Johnson & Johnson Medical GmbH is a wholly owned subsidiary of the Parent and not part of the Business. Purchases by the Business from Johnson & Johnson Medical GmbH for the fiscal years ended January 1, 2017, January 3, 2016 and December 28, 2014, were $180, $390 and $721, respectively.
Ethicon Inc. ("Ethicon") is a wholly owned subsidiary of the Parent and not part of the Business. Purchases by the Business directly from Ethicon Inc. for the fiscal years ended January 1, 2017, January 3, 2016 and December 28, 2014, were $69, $269 and $202, respectively. During the fiscal year ended January 1, 2017, the Business began contracting with an unrelated third party which purchases the Ethicon products directly from Ethicon Inc., purchases other products from other unrelated third parties, and performs certain services on behalf of the Business to package such products into kits which are sold by the Business; this third party bills the Business inclusive of all such products purchased and services performed.
Additionally, refer to Note 3 for allocation of certain costs and expenses from DePuy and certain of its affiliates.

13

Codman Neurosurgery
Notes to Special Purpose Combined Financial Statements
January 1, 2017 and January 3, 2016
(dollars in thousands unless otherwise noted)
12.Legal Proceedings
From time to time, the Business is involved in various lawsuits and claims regarding product liability, intellectual property, governmental investigations, and other legal proceedings related to the Business' activities. The Business was insured through a combination of third party insurance and insurance provided through a wholly owned insurance subsidiary of the Parent.
Amounts for loss contingencies associated with legal proceedings are accrued when it is probable that a liability will be incurred and the amount of the loss can be reasonably estimated. The Business is not aware of any existing matters that would have a material adverse effect on the Business as of the date of these Special Purpose Combined Financial Statements.
13.Subsequent events
The Special Purpose Combined Financial Statements are derived from the financial statements of the Company, which issued its most recent annual financial statements on February 27, 2017. Accordingly, the Business has evaluated transactions for recognized subsequent events in the annual financial statements through February 27, 2017. Additionally, the Business has evaluated transactions for purposes of disclosure of unrecognized subsequent events through June 29, 2017, the date these Special Purpose Combined Financial Statements were issued.

14

Codman Neurosurgery
Special Purpose Combined Financial Statements (Unaudited)
July 2, 2017 and January 1, 2017

Codman Neurosurgery
Index    Page(s)
Special Purpose Combined Financial Statements (Unaudited)
Statements of Assets Acquired and Liabilities Assumed
July 2, 2017 and January 1, 2017    1
Statements of Revenues and Direct Expenses
Three months and Six months ended July 2, 2017 and July 3, 2016          2
Notes to Special Purpose Combined Financial Statements      3-11

Codman Neurosurgery
Special Purpose Combined Statements of Assets Acquired and Liabilities Assumed (Unaudited)
July 2, 2017 and January 1, 2017

(dollars in thousands)	July 2, 2017	January 1, 2017
Current assets
Inventories	$63,299	$54,921
Total current assets	63,299	54,921
Property, plant and equipment, net	32,905	32,478
Intangibles assets, net	66	82
Total assets acquired	$96,270	$87,481

Liability
Accrued employee obligation	$2,061	$1,060
Total liability assumed	$2,061	$1,060
The accompanying notes are an integral part of these special purpose combined financial statements.

Codman Neurosurgery
Special Purpose Combined Statements of Revenues and Direct Expenses (Unaudited) Three and Six months ended July 2, 2017 and July 3, 2016

(dollars in thousands)	Three months ended July 2, 2017	Three months ended July 3, 2016	Six months ended July 2, 2017	Six months ended July 3, 2016
Revenues, net	$91,330	$93,193	$177,744	$183,049
Direct and allocated expenses
Cost of revenue	34,508	36,945	67,116	64,942
Selling and marketing	16,135	19,864	32,488	38,793
Distribution	2,894	3,101	5,620	6,107
General and administrative	5,057	6,613	10,492	11,414
Research and development	5,958	6,264	10,622	11,663
Other (income) expense, net	(554)	(200)	(262)	(142)
Total direct and allocated expenses	$63,998	$72,587	$126,076	$132,777
Revenue, net in excess of direct and allocated expenses	$27,332	$20,606	$51,668	$50,272
The accompanying notes are an integral part of these special purpose combined financial statements.

Codman Neurosurgery
Notes to Special Purpose Combined Financial Statements (Unaudited)
July 2, 2017 and July 3, 2016
(dollars in thousands unless otherwise noted)
1.Background
DePuy Synthes, Inc. ("DePuy"), a Delaware corporation, has agreed to divest certain assets associated with the manufacture, marketing, distribution and sale of its worldwide neurosurgery business ("CNS" or the "Business"). DePuy is a wholly owned subsidiary of Johnson & Johnson (the "Parent" and, together with its subsidiaries, the "Company").
The Business being divested engages in the development, manufacturing and marketing of hydrocephalus valves, neuro critical care monitors and intracranial probes, electrosurgery forceps, neuro closure kits (without plating) and neuro disposable accessories.
On February 14, 2017, DePuy entered into a Binding Offer Letter and in May 2017 entered into an Asset Purchase Agreement with Integra LifeSciences Holdings Corporation, a Delaware Corporation (the "Buyer"), providing for the sale of the Business for an approximate purchase price is $1.045 billion. The sale of the Business includes inventories, property, plant and equipment primarily located at the Company's manufacturing facilities at Raynham, Massachusetts and Le Locle, Switzerland. The sale of the Business also includes trademarks, patents and intellectual property related to the Business and certain employee obligations that will be assumed by the Buyer. In connection with the Asset Purchase Agreement, DePuy and the Buyer have agreed to enter into, on closing of the transaction, a transition services agreement and a manufacturing services agreement.
2.Basis of Presentation
These Special Purpose Combined Statements of Assets Acquired and Liabilities Assumed as of July 2, 2017 and January 1, 2017, and the related Special Purpose Combined Statements of Revenues and Direct Expenses for the three months and six months ended July 2, 2017 and July 3, 2016, are derived from the historical accounting records of DePuy and certain of its affiliates and only present the assets acquired and liabilities assumed and the revenues and direct expenses, including certain allocated expenses, of the Business. These Special Purpose Combined Financial Statements are unaudited and include all adjustments (consisting only of normal recurring adjustments) and accruals necessary in the judgment of management for a fair statement of the results for the periods presented. It is impracticable to prepare complete financial statements related to the Business as it was not a separate legal entity of the Company and was never operated as a stand-alone business, division or subsidiary.
These Special Purpose Combined Financial Statements have been prepared to reflect the assets acquired and liabilities assumed by the Buyer in accordance with a waiver obtained by the Buyer from the Securities and Exchange Commission ("SEC Waiver"), and include all costs directly associated with producing revenues, including a reasonable allocation of direct expenses, and exclude costs not directly involved in the revenue producing activity, such as corporate overhead unrelated to the operational activities, interest and income tax. Therefore, these Special Purpose Combined Financial Statements are not intended to be a complete presentation of the financial position, results of operations or cash flows of the Business in conformity with accounting principles generally accepted in the United States of America. The operations of the Business rely, to varying degrees, on DePuy and certain of its affiliates for marketing, sales order processing, billing, collection, procurement, customer service, manufacturing, warehousing and distribution, information technology, insurance, human resources, accounting, regulatory, treasury, legal support, and other administrative services, and these expenses have been allocated in these Special Purpose Combined Statements of Revenues and Direct Expenses. These Special Purpose Combined Financial Statements are not indicative of the financial condition or results of operations of the Business on a stand-alone basis, because of the reliance of the Business on DePuy, the Parent and certain of their affiliates.

Codman Neurosurgery
Notes to Special Purpose Combined Financial Statements (Unaudited)
July 2, 2017 and July 3, 2016
(dollars in thousands unless otherwise noted)
These Special Purpose Combined Statements of Assets Acquired and Liabilities Assumed include inventories, property, plant and equipment, intangible assets and accrued employee obligations.
The operations of the Business are included in the consolidated federal income tax return of the Parent, to the extent appropriate, and are included in the foreign, state and local returns of certain other affiliates of the Parent. A provision for income taxes has not been presented in these Special Purpose Combined Financial Statements as the Business has not operated as a stand-alone unit and no allocation of income tax provision/benefit has been made to the Business.
During the three months and six months ended July 2, 2017 and July 3, 2016, the Business' financing requirements were provided by the Company, and cash generated by the Business was swept to the Company. As the Business has historically been managed as part of the operations of DePuy and certain of its affiliates and has not been operated as a stand-alone entity, it is not practical to prepare historical cash flow information regarding the Business' operating, investing, and financing cash flows. As such, and in accordance with the SEC Waiver, statements of cash flows are not presented in these Special Purpose Combined Financial Statements.
During the three months ended July 2, 2017, the Business recorded certain adjustments primarily related to the three months ended April 2, 2017 and the fiscal years ended January 1, 2017, January 3, 2016 and December 28, 2014. The effect on Revenue, net in excess of direct and allocated expenses of recording these adjustments in the three months and six months ended July 2, 2017 was a net increase of $0.5 million and $1.3 million, respectively. These adjustments represent a decrease of approximately $0.9 million of previously reported Revenue, net in excess of direct and allocated expenses for the three months ended April 2, 2017 and increases of approximately $0.7 million, $0.3 million and $0.4 million of previously reported Revenue, net of direct and allocated expenses for the fiscal years ended January 1, 2017, January 3, 2016 and December 28, 2014, respectively. The Company's management has evaluated these out-of-period adjustments, both individually and in the aggregate, in relation to the current period financial statements as well as the period in which they originated and concluded that these adjustments are not material to all impacted periods.
3.    Allocation of Certain Direct Costs and Expenses
Certain costs and expenses presented in the Special Purpose Combined Financial Statements have been allocated by the Company to the Business based on a specific identification basis or, when specific identification is not practicable, a proportional cost allocation method (primarily based upon revenues or headcount), depending on the nature of the services rendered. The Business considers that such allocations have been made on a reasonable basis but may not necessarily be indicative of the costs that would have been incurred if the Business had been operated on a stand-alone basis for the fiscal periods presented.
These Special Purpose Combined Financial Statements reflect a consistent application of methodology for each reporting period presented. Allocations of corporate overhead cost from the Company unrelated to the operations of the Business have been excluded from these Special Purpose Combined Financial Statements for all periods presented.
Cost of revenue, distribution, selling and marketing, general and administrative and research and development primarily include allocations for indirect overhead incurred by the Company on behalf of the Business, primarily related to compensation for employees, outside services and shared services incurred. General and administrative costs include functions such as finance, information technology, human resources, legal, DePuy management and other administrative charges. The amounts allocated to

Codman Neurosurgery
Notes to Special Purpose Combined Financial Statements (Unaudited)
July 2, 2017 and July 3, 2016
(dollars in thousands unless otherwise noted)
the Business by the Company and included in the Special Purpose Combined Statements of Revenues and Direct Expenses for the fiscal periods presented are as follows

	Three months Ended July 2, 2017	Three months Ended July 3, 2016	Six months Ended July 2, 2017	Six months Ended July 3, 2016

Cost of revenue	$4,632	$4,961	$9,794	$10,676
Selling and marketing	3,300	3,589	6,553	6,962
Distribution	2,093	2,256	4,061	4,459
General and administrative	4,014	5,182	8,407	8,905
Research and development	2,529	1,149	3,995	2,168
Total allocated expenses	$16,568	$17,137	$32,810	$33,170
There was no direct interest expense incurred by or allocated to the Business, therefore, no interest expense has been reflected in the Special Purpose Combined Financial Statements.
Costs incurred by the Company related to the divestiture of the Business have not been included in these Special Purpose Combined Financial Statements. These costs comprised of employee related costs, audit fees, consultancy fees and other costs solely related to the divestiture of the Business.
4.    Summary of Significant Accounting Policies
Principles of Combination
The accompanying Special Purpose Combined Financial Statements include the results allocated to the Business from DePuy, the Parent and certain of their affiliates. All intercompany accounts and transactions have been eliminated. Refer to Note 11 for transactions with related entities that have been included in these Special Purpose Combined Financial Statements.
Use of Estimates
The preparation of these Special Purpose Combined Financial Statements in conformity with accounting principles generally accepted in the United States of America requires the Business to make certain estimates and assumptions that affect the amounts reported. These estimates and associated assumptions are based on historical experience, complex judgments and various other factors that are believed to be reasonable under the circumstances but are inherently uncertain and unpredictable. These estimates and underlying assumptions can impact all elements of these Special Purpose Combined Financial Statements, including but not limited to, allocations of costs and expenses from the Company, accounting for deductions from revenue (e.g., rebates, sales discounts, allowances and incentives), and inventory valuation reserves. Actual results may or may not differ from these estimates. Also, as discussed in Note 3, these Special Purpose Combined Financial Statements include allocations and estimates that are not necessarily indicative of the amounts that would have resulted if the Business had been operated as a stand-alone entity.
Inventories
Inventories are stated at the lower of cost or net realizable value (the estimated selling price less any costs of completion or distribution) determined by the first-in, first-out method and adjusted for reserves for slow moving, excess and obsolete inventory.

Codman Neurosurgery
Notes to Special Purpose Combined Financial Statements (Unaudited)
July 2, 2017 and July 3, 2016
(dollars in thousands unless otherwise noted)
Property, Plant and Equipment and Depreciation
Property, plant, and equipment consists primarily of equipment used in the manufacturing of the products. Property, plant, and equipment are stated at historical cost. Expenditures for maintenance and repairs are charged to expense as incurred, while the costs of significant improvements are capitalized.
Depreciation expense is recorded on a straight-line basis over the estimated useful lives of the assets, which are as follows:
Asset Type    Useful Life
Leasehold improvements    Up to 10 years
Building and building equipment    7-30 years
Machinery and equipment    2-8 years
Upon retirement or other disposal of property, plant and equipment, the cost and related accumulated depreciation are eliminated from their respective accounts. The difference, if any, between the net asset value and the proceeds from disposal is included in Other (income) expense, net.
Long-lived assets are assessed for recoverability using undiscounted cash flows. When certain events or changes in operating or economic conditions occur, an impairment assessment is performed on the recoverability of the carrying value of these assets. If the asset is determined to be impaired, the loss is measured based on the difference between the asset's fair value and its carrying value. If quoted market prices are not available, the fair value is estimated using a discounted value of estimated future cash flows. For the three months and six months ended July 2, 2017 and July 3, 2016, no impairment loss was recognized.
Intangible Assets
Intangible assets with finite lives are amortized over their useful lives. Annually, or when certain events or changes in operating or economic conditions occur, an impairment assessment is performed on the recoverability of the carrying value of the assets. If the asset is determined to be impaired, the loss is measured based on the difference between the asset's fair value and its carrying value. For the three months and six months ended July 2, 2017 and July 3, 2016, no impairment loss was recognized.
Revenue Recognition
The Business recognizes revenue from product sales when the goods are shipped or delivered and title and risk of loss has been passed to the customer. Provision for rebates, returns, and incentives are accounted for as reductions in revenues in the same period the related revenues are recognized. The impact of these provisions on revenues was $5,658 and $4,188 for the three months ended July 2, 2017 and July 3, 2016, respectively, and $11,031 and $9,560 for the six months ended July 2, 2017 and July 3, 2016, respectively. The Business does not include on-invoice discounts within the provisions above.
Product discounts granted are based on the terms of arrangements with direct, indirect and other market participants, as well as market conditions, including prices charged by competitors. Rebates, which are generally given to customers that meet contractual performance and volume commitments, are estimated based on contractual terms, historical experience, trend analysis and projected market conditions in the various markets served. Market conditions are evaluated primarily through the analysis of market research data and internally generated information. Sales returns are generally estimated and recorded based on historical sales and returns information.
During the fiscal year ended January 1, 2017, a competitor of the Business reached a definitive agreement to acquire Synergetics USA, Inc.'s neuro portfolio, which includes products for which the Business had distribution agreements through December 31, 2016. Distribution agreements for certain

Codman Neurosurgery
Notes to Special Purpose Combined Financial Statements (Unaudited)
July 2, 2017 and July 3, 2016
(dollars in thousands unless otherwise noted)
markets, primarily the United States of America ("U.S."), were not renewed. Revenue associated with these products in the U.S. was $924 and $8,670 for the three months ended July 2, 2017 and July 3, 2016, respectively and $6,297 and $17,209 for the six months ended July 2, 2017 and July 3, 2016, respectively.
Shipping and Handling
Shipping and handling costs incurred were $2,894 and $3,101 for the three months ended July 2, 2017 and July 3, 2016, respectively and $5,620 and $6,107 for the six months ended July 2, 2017 and July 3, 2016, respectively, and are included in "Distribution Expenses" in these Special Purpose Combined Statements of Revenues and Direct Expenses.
Advertising
Costs associated with advertising are expensed in the fiscal period incurred and are included in "Selling and Marketing" in these Combined Statements of Revenues and Direct Expenses. Such expenses were $644 and $680 or the three months ended July 2, 2017 and July 3, 2016, respectively, and were $1,137 and $1,151 the six months ended July 2, 2017 and July 3, 2016, respectively.
Research and Development ("R&D")
R&D expenses are expensed as incurred. The Business has internal R&D and third party arrangements. Upfront and milestone payments made to third parties in connection with R&D collaborations are expensed as incurred up to the point of regulatory approval.
Foreign Currency
All foreign currency transactions are initially measured and recorded in the functional currency at the date of the transaction.
Foreign currency denominated monetary assets and liabilities are remeasured at exchange rates in effect at each period end and such remeasurement gains and losses are included within other (income) expense, net. For the three months ended July 2, 2017 and July 3, 2016, the Business recognized net gain of $1,778 and net loss of $719 respectively. For the six months ended July 2, 2017 and July 3, 2016, the Business recognized net gain of $1,798 and $474, respectively.
The Company translates the functional currency financial information of non-U.S. operations into U.S. Dollars, the Business' reporting currency, using the period end exchange rate for assets acquired and liabilities assumed and average exchange rates for revenues and direct and allocated expenses.
Stock Based Compensation
Certain eligible employees of the Business have been awarded stock option grant or restricted stock units under the Company's stock option plans. These stock options and restricted stock grants are accounted for under the fair value method of equity-based compensation accounting principles and have been recognized in these Special Purpose Combined Financial Statements. Stock based compensation expense recognized was $384 and $471 for the three months ended July 2, 2017 and July 3, 2016, respectively and $720 and $792 for the six months ended July 2, 2017 and July 3, 2016, respectively. Certain eligible employees of the Business also participated in various other Company benefit plans, as described in Notes 9 and 10.
Severance
The Business incurred severance expense, primarily from restructuring related activities, of $144 and $76 for the three months ended July 2, 2017 and July 3, 2016, respectively and $454 and $1,713 for the six months ended July 2, 2017 and July 3, 2016, respectively, which are included in these Special Purpose Combined Statements of Revenues and Direct Expenses.

Codman Neurosurgery
Notes to Special Purpose Combined Financial Statements (Unaudited)
July 2, 2017 and July 3, 2016
(dollars in thousands unless otherwise noted)
Commitments and Contingencies
The Business has lease agreements primarily for production and laboratory facilities in Switzerland. The Business incurred direct rent expense of $284 and $223 for the three months ended July 2, 2017 and July 3, 2016, respectively and $557 and $554 for the six months ended July 2, 2017 and July 3, 2016, respectively.
The Business does not have any other significant direct operating lease commitments. The Business receives allocations of facility and other lease expenses from the Company as described in Note 3.
The following table summarizes the Business' lease obligations and their aggregate maturities as of July 2, 2017:

Year	Lease obligations
2017	$446
2018	891
2019	891
2020	891
Thereafter	1,337
Total	$4,457
The Business' other principal contractual obligations include agreements to purchase an estimated amount of goods, including raw materials, or services in the normal course of business. Such contractual obligations, to the extent fixed and determinable, aggregate to $15.3 million as of July 2, 2017.
For the three months ended July 2, 2017 and July 3, 2016, third-party royalty expenses related to product sales are included in "Cost of revenue" in these Special Purpose Combined Statements of Revenues and Direct Expenses in the amounts of $249 and $1,072, respectively. For the six months ended July 2, 2017 and July 3, 2016 the third-party royalty expenses related to product sales were $981 and $2,053, respectively.
5.Inventories

	July 2, 2017	January 1, 2017
Raw Materials	$12,232	$11,498
Work in process	14,517	11,461
Finished goods	36,550	31,962
Total inventories	$63,299	$54,921

6. Property, Plant and Equipment, Net	July 2, 2017	January 1, 2017
Buildings and building equipment	$1,644	$1,263
Machinery and equipment	58,243	44,884
Leasehold improvements	7,276	6,002
Construction in progress	12,957	22,082
Total property, plant and equipment	80,120	74,231
Less: accumulated depreciation	(47,215)	(41,753)
Total property, plant and equipment net	$32,905	$32,478

Codman Neurosurgery
Notes to Special Purpose Combined Financial Statements (Unaudited)
July 2, 2017 and July 3, 2016
(dollars in thousands unless otherwise noted)
Depreciation expense incurred was $2,311 and $3,406 for the three months ended July 2, 2017 and July 3, 2016, respectively and $4,455 and $5,533 for the six months ended July 2, 2017 and July 3, 2016, respectively. Direct depreciation expense related to the property, plant and equipment acquired incurred was $1,328 and $1,153 for the three months ended July 2, 2017 and July 3, 2016, respectively and $2,519 and $2,223 for the six months ended July 2, 2017 and July 3, 2016, respectively. Indirect depreciation expense incurred was $983 and $2,253 for the three months ended July 2, 2017 and July 3, 2016, respectively and $1,936 and $3,309 for the six months ended July 2, 2017 and July 3, 2016, respectively, for other property, plant and equipment related to the Business which are not being sold to the Buyer.
7.Financial Instruments
Certain affiliates of DePuy that support the Business enter into forward foreign currency exchange contracts on behalf of the Business to minimize the foreign currency exposure related to forecasted inventory purchases. These contracts have been designated as cash flow hedges in accordance with the appropriate accounting guidance. The terms of these contracts are generally one to two years. In accordance with the Company's accounting practice, contracts are marked to fair value on a quarterly basis based upon the difference between the contract rate and the forward rate for the remaining portion of the contract. The Business recognizes its portion of the net allocated gains and losses when the amounts are reclassified to earnings, which is at the time the inventory is sold to the customer and the cost of revenue is recognized. The gains and losses relating to these contracts have been included in cost of revenue and allocated to the Business based on the amount of forecasted purchases for the Business as a percentage of the total for that affiliate. For the three months ended July 2, 2017 and July 3, 2016, the Business recognized a net gain of $1,412 and a net loss of $1,728, respectively. For the six months ended July 2, 2017 and July 3, 2016, the Business recognized a net gain of $2,554 and a net loss of $3,638, respectively.
Certain affiliates of DePuy that support the Business also enters into forward currency exchange contracts to offset the foreign currency exposure related to the settlement of intercompany payables and receivables of the Business. The Company has not elected hedge accounting for these transactions. The net allocated gains and losses related to these contracts are recognized within Other (income) expense, net. For the three months ended July 2, 2017 and July 3, 2016, the Business recognized net loss of $1,321 and net gain of $978, respectively. For the six months ended July 2, 2017 and July 3, 2016, the Business recognized net loss of $1,600 and net gain of $58, respectively.
8.Intangible Assets, Net
As of July 2, 2017 and January 1, 2017 the gross and net amounts of intangible assets were:

	July 2, 2017	January 1, 2017
Gross intangibles	$770	$770
Less: accumulated amortization	(704)	(688)
Total intangible assets, net	$66	$82

Intangibles assets are primarily related to licenses and distribution rights. The amortization expense was $8 and $8 for the three months ended July 2, 2017 and July 3, 2016, respectively and was $16 and $16 for the six months ended July 2, 2017 and July 3, 2016, respectively. Amortization expense was included in "Cost of revenue" in these Special Purpose Combined Statements of Revenues and Direct Expense

Codman Neurosurgery
Notes to Special Purpose Combined Financial Statements (Unaudited)
July 2, 2017 and July 3, 2016
(dollars in thousands unless otherwise noted)
9.Employee benefits
These Special Purpose Combined Statements of Revenues and Direct Expenses include certain employee benefit expenses. These benefits include medical, dental, comprehensive and preventive for active employees, group life insurance and employer match pursuant to the U.S. 401(k) savings plan. These are managed on a centralized basis by the Company and are calculated using charge-out rates for these benefits. The costs and charge-out rates are determined annually by the Company for allocation purposes among its affiliates. Charge-out rates are based on a budgeted rate, which have been adjusted to actual amounts in these Special Purpose Combined Statements of Revenues and Direct Expenses.
These Special Purpose Combined Statements of Assets Acquired and Liabilities Assumed include certain employee benefit obligations which cannot be settled upon closing of the transaction under applicable law. Per the terms of the Asset Purchase Agreement, such obligations will transfer to the Buyer and the Seller will reimburse the Buyer for the actual costs of settling such obligations subsequent to closing of the transaction. These liabilities are presented as "Accrued employee obligations" in these Special Purpose Combined Statements of Assets Acquired and Liabilities Assumed.
For the three months ended July 2, 2017 and July 3, 2016, $2,313 and $1,961, respectively, of employee benefit expenses are included within these Special Purpose Combined Statements of Revenues and Direct Expenses. For the six months ended July 2, 2017 and July 3, 2016, $4,227 and $3,954, respectively, of employee benefit expenses were included.
10.Pensions and Other Benefit Plans
Certain of the Business's employees are participants in various defined benefit pension plans as well as post-retirement plans administered and sponsored by the Parent. Benefits under the plans are based primarily on years of service and employees' compensation. Pension entitlements are funded by contributions by the Parent to a separately administered pension fund. The Parent allocates costs associated with the pension plans to the Business on the basis of pensionable earnings.
Where required by applicable law, certain pension and other defined benefit plan liabilities will be assumed by the Buyer. Per the terms of the Asset Purchase Agreement, associated plan assets related to these transferring employees will also transfer to the Buyer.
The Business accounted for these plans on a multi-employer basis, and as a result, the assets and liabilities related to these plans are not reflected in the Special Purpose Combined Financial Statements.
The Business' total costs reflected in these Special Purpose Combined Financial Statements related to the Parent's pension and post-retirement plans for the three months ended July 2, 2017 and July 3, 2016 were approximately $1,411 and $1,285, respectively, and for the six months ended July 2, 2017 and July 3, 2016 were approximately $2,866 and $2,367 respectively.
11.Related Parties
CMW Laboratories ("CMW") is a DePuy affiliate based in Blackpool, United Kingdom and does not form part of the Business. Purchases by the Business from CMW for the three months ended July 2, 2017 and July 3, 2016 were $401 and $25, respectively, and for the six months ended July 2, 2017 and July 3, 2016 were $808 and $216, respectively.
Johnson & Johnson Medical GmbH is a wholly owned subsidiary of the Parent and not part of the Business. Purchases by the Business from Johnson & Johnson Medical GmbH for the three months

Codman Neurosurgery
Notes to Special Purpose Combined Financial Statements (Unaudited)
July 2, 2017 and July 3, 2016
(dollars in thousands unless otherwise noted)
ended July 2, 2017 and July 3, 2016, were $90 and $68, respectively, and for the six months ended July 2, 2017 and July 3, 2016, were $137 and $119, respectively.
Additionally, refer to Note 3 for allocation of certain costs and expenses from DePuy and certain of its affiliates.
12.Legal Proceedings
From time to time, the Business is involved in various lawsuits and claims regarding product liability, intellectual property, governmental investigations, and other legal proceedings related to the Business' activities. The Business was insured through a combination of third party insurance and insurance provided through a wholly owned insurance subsidiary of the Parent.
Amounts for loss contingencies associated with legal proceedings are accrued when it is probable that a liability will be incurred and the amount of the loss can be reasonably estimated. The Business is not aware of any existing matters that would have a material adverse effect on the Business as of the date of these Special Purpose Combined Financial Statements.
13.Subsequent events
The Special Purpose Combined Financial Statements are derived from the financial statements of the Company, which issued its most recent interim unaudited financial statements on August 3, 2017. Accordingly, the Business has evaluated transactions for recognized subsequent events in the interim unaudited financial statements through August 3, 2017. Additionally, the Business has evaluated transactions for purposes of disclosure of unrecognized subsequent events through September 28, 2017, the date these Special Purpose Combined Financial Statements were issued.

ITEM 9.01 (b) UNAUDITED PRO FORMA FINANCIAL INFORMATION
On October 2, 2017, the Company closed the acquisition of Codman Neurosurgery Business.
Codman Neurosurgery Business is engaged in development, manufacturing and marketing of hydrocephalus valves, neuro critical care monitors and intracranial probes, electrosurgery forceps, neuro closure kits (without plating) and neuro disposable accessories.
On October 2, 2017, upon the terms and subject to the conditions set forth in the Purchase Agreement, the acquisition of Codman Neurosurgery Business was completed. Under the terms of the Purchase Agreement, the Company paid an aggregate purchase price of $1.014 billion, subject to adjustments set forth in the Purchase Agreement relating to the book value of inventory transferred to the Company at the closing of the acquisition.
The Acquisition is accounted for under FASB Accounting Standards Codification Topic 805 (ASC 805), Business Combinations. The fair values of assets acquired and liabilities assumed are based on preliminary estimates of fair values as of the acquisition date. Management believes the preliminary fair values recognized for the assets acquired and liabilities assumed are based on reasonable estimates and assumptions. Final estimates of the fair values of the assets acquired and liabilities assumed are not available due to the timing and magnitude of the acquisition. Preliminary fair value estimates may change as additional information becomes available. There can be no assurance that the final determination will not result in material changes from these preliminary amounts.
The unaudited pro forma condensed combined balance sheet as of June 30, 2017 was derived from the historical balance sheet of ILS Holdings at June 30, 2017 with the historical special purpose combined statements of assets and liabilities assumed of Codman Neurosurgery Business at July 3, 2017, giving effect to the acquisition as though it was completed on June 30, 2017.
The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2016 and the three and six months ended June 30, 2017 was prepared by combining ILS Holdings' historical statement of operations, with the special purpose combined statement of revenues and direct expenses of Codman Neurosurgery Business for the year ended January 1, 2017 and the three and six months ended July 3, 2017, giving effect to the acquisition as though it was completed on January 1, 2016.
On September 8, 2017, the Company and certain of its subsidiaries entered into a Divestiture Agreement with Natus. The Divestiture Agreement was entered into in connection with the review of the acquisition of Codman Neurosurgery Business by the Federal Trade Commission and the antitrust authority of Spain. On October 6, 2017, the Company completed the Divestiture and Natus paid an aggregate purchase price of $46.4 million.
These unaudited pro forma condensed combined statements of operations do not give effect to any potential cost savings or other operating efficiencies that could result from the acquisition, nor any non-recurring expenses resulting from the transaction.
These unaudited pro forma condensed combined financial statements are presented for illustrative purposes only. The unaudited pro forma adjustments are based upon available information and assumptions that ILS Holdings believes are reasonable, directly attributable to the acquisition, and factually supportable. These unaudited pro forma condensed combined financial statements do not purport to represent what the consolidated results of operations or financial position of ILS Holdings would actually have been if the acquisition had occurred on the dates referred to above, nor do they purport to project the results of operations or financial position of ILS Holdings for any future period or as of any date.

Integra LifeSciences Holdings Corporation
Unaudited Pro Forma Condensed Combined Balance Sheet
As of June 30, 2017
(amounts in thousands)

	ILS Holdings	Codman Neurosurgery Business
	June 30, 2017	July 2, 2017	Acquisition and Financing		Other Adjustments		Pro Forma Combined

ASSETS
Current assets:
Cash and cash equivalents	$154,600	$—	$(6,785)	(a)(b)	$9,387	(e)	157,202
Trade accounts receivable, net of allowances	171,323	—	—		—		171,323
Inventories, net	234,680	63,299	104,312	(b)	(63,299)	(c)	338,992
Prepaid expenses and other current assets	55,563	—	30,385	(b)	(38,919)	(e)	47,029
Total current assets	616,166	63,299	127,912		(92,831)		714,546
Property, plant and equipment, net	232,074	32,905	32,905	(b)	(32,905)	(c)	264,979
Intangible assets, net	648,744	66	541,900	(b)	(66)	(c)	1,190,644
Goodwill	585,410	—	336,799	(b)	—		922,209
Deferred tax assets	6,214	—	—		—		6,214
Other assets	12,523	—	—		—		12,523
Total assets	$2,101,131	$96,270	$1,039,516		$(125,802)		$3,111,115
LIABILITIES AND STOCKHOLDERS’ EQUITY							—
Current liabilities:							—
Short-term portion of borrowings under senior credit facility	$12,500	$—	$—		$—		$12,500
Accounts payable, trade	42,193	—	—		—		42,193
Deferred revenue	8,424	—	—		—		8,424
Accrued compensation	47,380	2,061	2,061	(b)	(2,061)	(c)	49,441
Accrued expenses and other current liabilities	67,380	—	40,326	(b)(d)	2,989	(e)(f)	110,695
Total current liabilities	177,877	2,061	42,387		$928		223,253
Long-term borrowings under senior credit facility	867,500	—	1,007,328	(a)	(37,000)	(e)	1,837,828
Deferred tax liabilities	131,255	—	—		—		131,255
Other liabilities	29,944	—	—		—		29,944
Total liabilities	1,206,576	2,061	1,049,715		(36,072)		2,222,280
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—	—		—		—
Common stock	804	—	—		—		804
Additional paid-in capital	812,250	—	—		—		812,250
Treasury stock, at cost	(122,014)		—		—		(122,014)
Accumulated other comprehensive loss	(34,158)	—	—		—		(34,158)
Retained earnings	237,673	—	(10,199)	(d)	4,479	(e)(f)	231,953
Total stockholders’ equity	894,555	—	(10,199)		4,479		888,835
Total liabilities and stockholders’ equity	$2,101,131	$2,061	$1,039,516		(31,593)		$3,111,115
See accompanying notes.

Integra LifeSciences Holdings Corporation
Unaudited Pro Forma Condensed Combined Statement of Operations
Year ended December 31, 2016
(amounts in thousands, except per share amounts)

	ILS Holdings	Codman Neurosurgery Business
	Year Ended December 31, 2016	For the period from January 4, 2016 to January 1, 2017	Acquisition and Financing		Other Adjustments		Pro Forma Combined

Total revenue, net	$992,075	$371,479	$—		$(50,417)	(5)	$1,313,137
Costs and expenses:
Cost of goods sold	349,089	145,405	—		(2,198)	(3)(5)	492,296
Research and development	58,155	21,658	—		(403)	(5)	79,410
Selling, general and administrative	455,629	110,544	—		(12,635)	(5)	553,538
Intangible asset amortization	13,862	—	—		—		13,862
Total costs and expenses	876,735	277,607	—		(15,236)		1,139,106
Operating income	115,340	93,872	—		(35,181)		174,031
Interest income	24	—	—		—		24
Interest expense	(25,803)	—	(38,130)	(1)(2)	—		(63,933)
Other income, net	845	1,244	—		—		2,089
Income before income taxes	90,406	95,116	(38,130)		(35,181)		112,211
Income tax expense (benefit)	15,842	—	21,712	(7)	(13,404)	(8)	24,150
Net income	$74,564	$95,116	$(59,842)		$(21,777)		$88,061

Net income per share:
Basic	$1.00	—	—		—		$1.18
Diluted	$0.94	—	—		—		$1.11

Weighted average common shares outstanding:
Basic	74,386	—	—		—		74,386
Diluted	79,194	—	—		—		79,194
See accompanying notes.

Integra LifeSciences Holdings Corporation
Unaudited Pro Forma Condensed Combined Statement of Operations
Six months ended June 30, 2017
(amounts in thousands, except per share amounts)

	ILS Holdings	Codman Neurosurgery Business
	Six Months Ended June 30, 2017	For the period from January 2, 2017 to July 2, 2017		Acquisition and Financing		Other Adjustments		Pro Forma Combined

Total revenue, net	$540,801	$177,744		$—		$(23,994)	(5)	$694,551
Costs and expenses:
Cost of goods sold	185,583	67,116		—		(848)	(3)(5)	251,851
Research and development	31,241	10,622		—		(192)	(5)	41,671
Selling, general and administrative	287,512	48,600		—		(14,341)	(4)(5)(6)	321,771
Intangible asset amortization	9,520	—		—		—		9,520
Total costs and expenses	513,856	126,338		—		(15,381)		624,813
Operating income	26,945	51,406		—		(8,613)		69,738
Interest income	71	—		—		—		71
Interest expense	(11,312)	—		(19,545)	(1)(2)	—		(30,857)
Other (expenses) income, net	(2,956)	262		—		—		(2,694)
Income before income taxes	12,748	51,668		(19,545)		(8,613)		36,258
Income tax (benefit) expense	(4,482)	—		12,367	(7)	(3,316)	(8)	4,569
Net income	$17,230	$51,668		$(31,912)		$(5,297)		$31,689

Net income per share:
Basic	$0.23	—		—		—		$0.42
Diluted	$0.22	—		—		—		$0.40
			—
Weighted average common shares outstanding:
Basic	75,487	—		—		—		75,487
Diluted	78,703	—		—		—		78,703
See accompanying notes.

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

1.	Basis of Pro Forma Presentation
The purchase price consists of cash payment to DePuy Synthes of approximately $1.014 billion upon closing of the Acquisition subject to adjustments set forth in the Purchase Agreement relating to the book value of inventory transferred to the Company at the closing of the acquisition. The preliminary purchase price allocation is as follows (in thousands):

Inventories	$104,312
Property and equipment, net	32,905
Intangible assets	541,900
Goodwill	336,799
Other current assets	30,385
Total Assets	1,046,301

Accounts payable	30,127
Accrued compensation	2,061
Total liabilities	32,188

Total consideration	$1,014,113
Inventories includes $41.0 million of step-up from the preliminary purchase price allocation.
Other assets are the assets held of sale related to Codman Neurosurgery Business' U.S. dural graft implants, external ventricular drainage catheter and cerebrospinal fluid collection systems businesses, which are part of the Divestiture.
The amount and useful lives of acquired property, plant and equipment were as follows (in thousands):

	Amount	Useful Life
Building and building equipment	$675	Up to 10 Years
Machinery and equipment	23,920	7-30 Years
Leasehold improvements	2,988	2-8 years
Construction in progress	5,322
	$32,905
The amount and useful lives of acquired intangible assets were as follows (in thousands):

	Amount	Useful Life
Corporate trade name	$266,900	Indefinite
Developed technologies	275,000	20 Years
	$541,900
Goodwill is the excess of the consideration transferred over the net assets recognized and represents the expected revenue and cost synergies of the combined company and assembled workforce.
Final estimates of the fair values of the assets acquired and liabilities assumed are not available due to the timing and magnitude of the acquisition.
To facilitate the completion of the acquisition, the Company drew $700.0 million from the $700.0 million Term Loan A-1 component and $326.4 million from the $1.0 billion revolving credit component of the Fourth Amended and Restated Senior Credit Facility ("Senior Credit Facility") and used cash available as of October 2, 2017.

On September 8, 2017, the Company and certain of its subsidiaries entered into a Divestiture Agreement with Natus. The Divestiture Agreement was entered into in connection with the review of the acquisition of Codman Neurosurgery Business by the Federal Trade Commission and the antitrust authority of Spain. On October 6, 2017, the Company completed the Divestiture and Natus paid an aggregate purchase price of $46.4 million.
A portion of the proceeds from the Divestiture in the amount of $37.0 million were used to repay a portion of the revolving credit component of the Senior Credit Facility.

2.	Pro Forma Adjustments
The following are the descriptions of the pro forma condensed combined balance sheet adjustments:

a)
ILS Holdings drew $700.0 million and $326.4 million from Term Loan A-1 and revolving credit component of Senior Credit Facility, respectively. The Company recorded a debt issuance cost of $19.1 million against long term borrowings under senior credit facility account.

b)
This adjustment reflects: the payment of the purchase price of $1.014 billion in cash and allocation of assets acquired as follows: inventories of $104.3 million, other current assets of $30.4 million, property, plant and equipment of $32.9 million, intangible assets of $541.9 million, goodwill of $336.8 million, accrued compensation of $2.1 million and other current liabilities of $30.1 million.

c)
This adjustment eliminates the historical carrying value of the Codman Neurosurgery Business' existing inventories of $63.3 million; property, plant and equipment, net of $32.9 million, intangible assets of $0.1 million and accrued compensation of $2.1 million.

d)	This adjustment records the impact of acquisition costs paid by the Company of $10.2 million related to the acquisition of Codman Neurosurgery Business that were incurred subsequent to June 30, 2017.
e)
This adjustment records the Divestiture which includes, receipt of $46.4 million and eliminates the carrying values of the Divested Assets included in prepaid expenses and other current assets of $38.9 million. The Company recorded other current liabilities of $2.0 million related to amounts owed to Natus based on Divestiture Agreement. A portion of the proceeds from Divestiture of $37.0 million were used to repay a portion of the revolving credit component of the Senior Credit Facility.

f)	This adjustment records the impact of cost related to the Divestiture paid by the Company of $1.0 million that were incurred subsequent to June 30, 2017.

The following are the descriptions of the pro forma condensed combined statement of operations adjustments:

1)
This adjustment records incremental interest expense related to the additional borrowings from the Senior Credit Facility in connection with the acquisition using the current rate of 3.24%. The incremental interest expense was $35.2 million for the year ended December 31, 2016 and $17.6 million for the six months ended June 30, 2017. The incremental interest expense includes amortization of costs directly related to the incremental loan of $3.2 million for the year ended December 31, 2016 and $1.6 million for the six month ended June 30, 2017.

A 1/8% change in the variable interest rate would have impacted the net interest expense above by approximately $1.2 million for the year ended December 31, 2016 and $0.6 million for the six months ended June 30, 2017.

2)
This adjustment records the incremental interest expense from the increase of loan interest rates due to increase in leverage ratio of 0.25%, applied to the average outstanding debt for the year ended December 31, 2016 and six months ended June 30, 2017. The incremental interest expense was $2.9 million for the year ended December 31, 2016 and $1.9 million for the six months ended June 30, 2017.

3)
This adjustment records amortization expense of $13.8 million for the year ended December 31, 2016 and $6.9 million for the six months ended June 30, 2017 within cost of goods sold for developed technologies subject to amortization recorded in connection with the acquisition on a straight-line basis over their estimated useful lives of 20 years.

4)
This adjustment eliminates the acquisition costs directly related to the acquisition incurred for the six month period ended June 30, 2017 recorded within selling, general and administrative expenses of $6.7 million.

5)
This adjustment eliminates the results of operations of Divested Assets. For the year ended December 31, 2016, the Company eliminated revenue of $50.4 million, cost of goods sold of $15.9 million, research and development of $0.4 million and selling, general and administrative expenses of $12.6 million. For the six months ended June 30, 2017, the Company eliminated revenue of $24.0 million, cost of goods sold of $7.7 million, research and development of $0.2 million and selling, general and administrative expenses of $6.0 million.

6)
This adjustment eliminates the transaction costs directly related to Divestiture incurred during the six months ended June 30, 2017 of $1.6 million recorded as selling, general and administrative expenses.

7)
This adjustment records the tax impact of including the Codman Neurosurgery Business results and the acquisition and financing adjustments (adjustments 1 and 2) at a combined statutory federal and state rate of 38.1% and 38.5% for the year ended December 31, 2016 and six months ended June 30, 2017, respectively.

8)
This adjustment reflects the tax impact adjustments 3 through 6 at a combined statutory federal and state rate of 38.1% and 38.5% for the year ended December 31, 2016 and six months ended June 30, 2017, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION

By:	/s/ Glenn G. Coleman
Glenn G. Coleman
Corporate Vice President and Chief Financial Officer

Date: December 18, 2017

EXHIBIT INDEX

Exhibit Number	Description

2.1	Asset Purchase Agreement, dated as of February 14, 2017, between DePuy Synthes and the Company*

2.2	Asset Purchase Agreement, dated September 8, 2017, between the Company and certain of its subsidiaries and Natus Medical Incorporated*

23.1	Consent of Independent Accountants

* Previously filed.

20